UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
June 4, 2008

SCOLR Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3625 132nd Avenue SE, Suite 400
Bellevue, WA 98006
(Address of principal executive offices)

(425) 373-0171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Representatives of SCOLR Pharma, Inc. will use the materials attached hereto as Exhibit 99.1 in investor presentations from time to time. We have also posted the presentation materials on our company website at www.scolr.com.

Please refer to page 2 of Exhibit 99.1 for a discussion of certain forward-looking statements included in the presentation materials, including without limitation information about the status of our product development programs and timelines. These forward-looking statements involve risks and uncertainties, including activities, events or developments that we expect, believe or anticipate will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including our ability to successfully develop new formulations and complete research and development, including pre-clinical and clinical studies, our ability to raise additional funds, the continuation of arrangements with our product development partners and customers, competition, government regulation and approvals, and general economic conditions. In order to obtain regulatory approvals for the commercial sale of potential products utilizing our CDT platform, we may be required to complete clinical trials in humans to demonstrate the safety and efficacy, or in certain cases, the bioequivalence, of the products. However, we may not be able to commence or complete these clinical trials in any specified time period, or at all, either because the appropriate regulatory agency objects or for other reasons. We plan to continue the costly process of simultaneously conducting clinical trials and preclinical research for multiple product candidates. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Presentation materials for the investor presentation by SCOLR Pharma, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.

Dated: June 4, 2008	By:	/s/ Daniel O. Wilds
Daniel O. Wilds President and Chief Executive Officer

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